UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2005

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01. Other Events.

Unless indicated otherwise, the terms “our”, “we”, “us” and similar language refer to Magellan Midstream Partners, L.P., together with our subsidiaries.

On April 12, 2005, we completed a two-for-one split of our limited partner units. Accordingly, we have revised our consolidated financial statements and notes thereto to retroactively reflect the effects of the two-for-one split.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 99.1	Magellan Midstream Partners, L.P. audited consolidated balance sheets as of December 31, 2004 and 2003, and the related audited consolidated statements of income, cash flows and partners’ capital for each of the three years in the period ended December 31, 2004 as revised to retroactively reflect the effects of an April 12, 2005, two-for-one split of its limited partner units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: April 13, 2005	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 99.1	Magellan Midstream Partners, L.P. audited consolidated balance sheets as of December 31, 2004 and 2003, and the related audited consolidated statements of income, cash flows and partners’ capital for each of the three years in the period ended December 31, 2004 as revised to retroactively reflect the effects of an April 12, 2005, two-for-one split of its limited partner units.